AMENDMENT AND SUPPLEMENT NO. 1

                                       TO

                 SUPPLEMENTAL AND ADDITIONAL INDENTURE OF LEASE

                                     BETWEEN

                           THE NAVAJO TRIBE OF INDIANS

                                       AND

                         ARIZONA PUBLIC SERVICE COMPANY,

                            EL PASO ELECTRIC COMPANY,

                      PUBLIC SERVICE COMPANY OF NEW MEXICO,

                   SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT

                               AND POWER DISTRICT,

                       SOUTHERN CALIFORNIA EDISON COMPANY,

                                       AND

                          TUCSON ELECTRIC POWER COMPANY





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                         AMENDMENT AND SUPPLEMENT NO. 1

                                       TO

                 SUPPLEMENTAL AND ADDITIONAL INDENTURE OF LEASE

                                TABLE OF CONTENTS


         SECTION                                                  PAGE
         -------                                                  ----
 1.      Parties                                                     1
 2.      Recitals                                                    1
 3.      Agreement                                                   3
 4.      Effective Date                                              6
 5.      Leasing Provisions                                          6
 6.      Consent to Grants of Rights-of-Way
           by Secretary                                             21
 7.      Relocation Procedures                                      21
 8.      Future Rights-of-Way                                       22
 9.      Rental For Additional Land                                 26
10.      Lease Rentals                                              28
11.      Water Rights                                               30
12.      Labor Policy                                               31
13.      Navajo Scholarships                                        31
14.      Supplemental Lease to Remain in Effect                     33




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                         AMENDMENT AND SUPPLEMENT NO. 1

                                       TO

                      SUPPLEMENTAL AND ADDITIONAL OF LEASE


 1.      PARTIES:
         The Parties to this Amendment and Supplement No. 1 to Supplemental and Additional Indenture of Lease (hereinafter referred to as "Amendment No. 1") are THE NAVAJO TRIBE OF INDIANS, acting through the Navajo Tribal Council and its chairman for and on behalf of the Navajo Tribe of Indians (hereinafter) referred to as the "Tribe"), as Lessor, and ARIZONA PUBLIC SERVICE COMPANY, EL PASO ELECTRIC COMPANY, PUBLIC
         SERVICE COMPANY OF NEW MEXICO, SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, SOUTHERN CALIFORNIA EDISON COMPANY, and TUCSON ELECTRIC POWER COMPANY, formerly Tucson Gas & Electric company (hereinafter collectively, together with their successors and assigns, referred to as "Lessees," and singly referred to as "Lessee"), as Lessees.

 2.      RECITALS:
         The Parties are entering into this Amendment No. 1 with reference to the following facts, among others:
         2.1   Effective July 6, 1966, the Parties entered into the Supplemental


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               and Additional  Indenture of Lease ("Supplemental Lease"), which among other things amended the Amended Original Lease in certain respects and further granted the Lessees certain leasehold rights to construct, reconstruct, use, operate, maintain, locate, and remove the Four Corners Project.
         2.2 Since the Supplemental Lease was signed in 1966, a number of matters have arisen which were not addressed therein or which, if addressed, require modifications to the Lease and to the coal lease between the Tribe and Utah Mining (now named Utah International, Inc.), the coal supplier to the Four Corners Project, in order to satisfy the purposes and objectives of the Parties.
         2.3   Among the more important  modifications from the Tribe's point of view is a substantial increase in the royalties payable on coal mined by Utah Mining, which eventually will be borne by
               the   Lessees   and   their   customers,    thereby   creating
               consideration to the Tribe for additional benefits conferred on Lessees by this Amendment No. 1.
         2.4 The Parties desire through this Amendment No. 1 to address and resolve to the extent feasible the matters referred to in Sections 2.2 and 2.3.
         2.5 The Parties desire to use in this Amendment No. 1 the terms defined on Pages 1 through 6 of the Supplemental Lease in the same context as defined and used therein, except those terms which are amended to read as follows:

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                        "Related   Facilities"  -  Those   facilities  to  be
               constructed or installed at Four Corners and ultimately to be owned by one or more Lessees which will serve in connection with the operation and maintenance of any or all of Units 4 and 5 and the existing three units of the Initial Four Corners Plant;
                        "Amended  Original  Plant  Site" - The plant site for
               the existing three units of the Initial Four Corners Plant, the area and location of which are shown and described on the plat attached hereto as amended Exhibit 1 hereof, this Amended Original Plant Site being a revision (and a diminution) of the so called "plant site area" leased to Arizona under the Original Lease and shown on Exhibit A and Supplemental Exhibits thereto of the Original lease;
                        "New  Plant  Site" - The plant site for Units 4 and 5
               and the switchyard facilities therefor, the area and location of which are shown and described on the plat attached hereto as Amended Exhibit 2 hereof. The New Plant Site includes a portion of the so-called "plant site area" leased to Arizona under the Original Lease, as well as additional contiguous lands (the portion heretofore leased to Arizona as part of the area designated as the "plant site area" under the Original Lease being deleted from said "plant site area" pursuant to this Supplement Lease);

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                        "Pumping  Plant  Site" - The site for  facilities  to
               divert and pump water from the San Juan River, including diversion works, water intake works, pumping station, water lines and facilities related thereto, the area and location of which are shown described on the plat attached hereto as Amended Exhibit 3 hereof, this Pumping Plant Site being the same as the area designated as the "pumping plant site" leased to Arizona under the Original Lease and shown on Exhibit b and Supplemental Exhibits thereto of the Original Lease;

                        "Dam Site" - The site of the dam and other facilities
               and appurtenances constructed by Arizona as Lessee under the Original Lease, the area and location of which are shown and described on the plat attached hereto as Amended Exhibit 4 hereof, this Dam Site being the same as the area designated as the "dam site" leased to Arizona under the Original Lease and shown on Exhibit C and Supplemental Exhibits thereto of the Original Lease;

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                        "Common and Related  Facilities  Area" - The area, in
               addition to, an exclusive of, the Amended Original Plant Site, New Plant Site, Pumping Plant site, Dam Site and Ash Disposal Area, on which are or will be located certain of the Common Facilities and certain of the Related Facilities, which is shown and described on the plat attached hereto as Amended
               Exhibit 5 hereof;
                        "Ash  Disposal  Area" - The area for the  disposal of
               ash and refuse products resulting from the operation of the Enlarged Four Corners Generating Station, together with access there from the Amended Original Plant Site and the New Plant Site, which area is shown and described on the plat attached hereto as Amended Exhibits 6 and 6A hereof. This area includes the area designated as the "ash disposal area" under the Original Lease and shown on Exhibit D thereof and Supplemental Exhibits thereto, together with an additional area contiguous thereto;
                        "Storage  Lake"  -  The  lake  formed  by  the  water
               impounded behind the dam located on the Dam Site, the contour line showing the maximum level of which lake is shown on Amended Exhibit 8 hereof;

 3.      AGREEMENT:
         The Parties agree as follows:

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 4.      EFFECTIVE DATE:
          This Amendment No. 1 shall become effective upon the date of the last to occur of the following: (i) the approval of the Secretary of the Interior or his authorized delegate of this Amendment No. 1; (ii) the approval of the Secretary of the Interior or his authorized delegate of Amendment No. 4 and Supplement to the Mining Lease dated July 26, 1957, or (iii) execution by the Secretary of the Interior or his authorized delegate of amendments to the ss. 323 Grant and the Arizona ss. 323 Grant, conforming said Grants to this Amendment No. 1. 5.

 5.       LEASING PROVISIONS:
          Sections 2, 3, and 4 of the Supplemental Lease are hereby amended to read as follows:
               "2.      LEASED LANDS UNDER NEW LEASE:  The Tribe, for and in
              consideration of the payment by the Lessees of the rentals specified and the performance by the Lessees of the covenants hereinafter recited, does hereby for the term hereinafter set out, and for the purpose of constructing, reconstructing, using, operating, maintaining, relocating and removing the Four Corners Project, lease unto the Lessees under the new Lease the real property hereinafter described:

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                  (a)      The Tribe  hereby  leases  the New Plant  Site to the
                           Lessees as tenants in common, with Arizona having an undivided 15% interest therein, El Paso having an undivided 7% interest therein, New Mexico having an undivided 13% interest therein. Salt River Project having an undivided 10% interest therein, Edison having an undivided 48% interest therein, and Tucson having an undivided 7% interest therein.
                  (b) The Tribe hereby leases the Pumping Plant Site, the Dam Site, the Common and Related Facilities Areas and the Ash Disposal Area to the Lessees as tenants in common, with Arizona having an undivided 10.86% interest therein, El Paso having an undivided 5.07%
                           interest therein, New Mexico having an undivided 9.42% interest therein, Salt River Project having an undivided 7.24% interest therein, Edison having an undivided 34.76% interest therein, and Tucson having an undivided 5.07% interest therein. Pending the
                           outcome  of  technical   studies   and/or   operating
                           experience, it is possible that additional common and related facilities area and ash disposal area will be

                                      - 7 -
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                           required either contiguous to or in the general areas
                           of the Common and Related Facilities Area and Ash Disposal Area. In the event that such additional areas are required, subject to procuring the approval of the Tribe and the Secretary at that time, the appropriate exhibits will be amended to show the additional areas. Payments to the Tribe for such additional areas shall include an initial payment of $200 per acre, plus payments at the rate of $10.00 per acre per year. Such payments shall be in addition to the lease rental payments hereinafter provided in
                           Section 11.
                  (c) Insofar as some portions or components of the Common Facilities or Related Facilities are located on the Amended Original Plant Site, the Tribe hereby leases the Amended Original Plant Site to the Lessees as tenants in common, with Lessees having the same respective interests set forth above in Section 2(b), to the extent and only to the extent that the Lessees shall have reasonable access to such portions or components of the Common Facilities and Related Facilities and shall have the right to construct,

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                           use, operate, maintain,  relocate, replace and remove
                           the  same  in  connection   with  the   construction,
                           reconstruction,    use,    operation,    maintenance,
                           relocation and removal of the Four Corners Project, provided that Lessees, in exercising the rights hereby leased, shall not interfere with or impair the use by Arizona of the Amended Original Plant Site for the purpose for which said plant site is held by Arizona under the Amended Original Lease.

                  A plat showing, among other things, all of said Leased Lands, and also indicating the portions thereof heretofore leased to Arizona under the Original Lease, is attached hereto as Amended Exhibit 7 hereof.

     3. AMENDMENTS TO ORIGINAL LEASE: The Original Lease is hereby amended and supplemented, in addition to other amendments and supplements as herein provided, so that the Amended Original Lease shall provide as follows:
                  (a)      The Amended  Original Plant Site  hereunder  (Amended
                           Exhibit 1 hereof) is substituted for the plant site thereunder (Exhibit A thereof and Supplemental Exhibits thereto);

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                   (b)      The Tribe hereby leases to Arizona,  as Lessee under
                            the Amended Original Lease, an undivided 27.58% interest in the lands within the Ash Disposal Area (Amended Exhibits 6 and 6A hereof) not included within the Ash Disposal Area leased to Arizona under
                            the   Original   Lease   (Exhibit   D  thereof   and
                            Supplemental Exhibits thereto); and the Ash Disposal
                            Area  under  this  Supplemental   Lease,  as  hereby
                            amended, is substituted for the ash disposal area under the Original Lease;
                   (c) Insofar as some portions or components of the Common Facilities or Related Facilities, or facilities of Arizona, are located on the New Plant Site, the Tribe hereby leases the New Plant Site to Arizona, to the extent and only to the extent that Arizona shall have reasonable access to such portions or components of the Common Facilities and Related Facilities, and facilities of Arizona, and shall have the right to construct, reconstruct, use, operate, maintain, relocate, replace and remove the
                            same   in   connection   with   the    construction,
                            reconstruction,    use,   operation,    maintenance,
                            relocation and removal of the Initial Four Corners Plant, provided that Arizona, in exercising the

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                           rights hereby leased, shall not interfere with or
                           impair the use by Lessees of the New Plant Site for the purpose for which said plant site is held by Lessees under the New Lease;
                  (d) The Common and Related Facilities Area hereunder (Amended Exhibit 5 hereof) is substituted as to that portion of the plant site thereunder (Exhibit A thereof and Supplemental Exhibits thereto) included within said Common and Related Facilities Area;
                  (e) Plant access road hereunder (Amended Exhibits 10 and 10A hereof) is substituted for the plant access road thereunder (Exhibit I, Sheets 1 and 2 thereof and Supplemental Exhibits thereto);
                  (f)      Access  road and water  pipeline  hereunder  (Amended
                           Exhibit 9 hereof) is substituted for the access road and water pipeline thereunder (Exhibit H, Sheets 1 and 2 thereof and supplemental Exhibits thereto);
                  (g) Sections 6, 16 and 19 of the Original Lease are hereby amended to conform with Sections 11(e), 21 and 25, respectively, of the Supplemental Lease, as amended herein.

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                  (h)      Sections 6A, 6B, 11(f), 51 and 52 of the Supplemental
                           Lease, as added by this Amendment No. 1, are hereby added as Sections 7A, 7B, 6, 34 and 35, respectively, of the Original Lease.
                  (i) The leasehold rights leased to Arizona under Section 2(b) hereof, as a Lessee under the New Lease, shall be separate and independent from, and shall not merge with, the leasehold rights leased to Arizona under the Amended Original Lease;
                  (j) The leasehold rights leased to Lessees under Section 2(b) hereof shall be equal in time and priority with the leasehold rights leased to Arizona under the Amended Original Lease;
                  (k) The leasehold rights leased to Lessees under Section 2(c) hereof shall be equal in time and priority with the leasehold rights in the Amended Original Plant Site leased to Arizona under the Amended Original Lease;
                  (l) The leasehold rights leased to Arizona under Section 3(c) hereof shall be equal in time and priority with the leasehold rights in the New Plant Site leased to Lessees under the New Lease;

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     4.  LEASE OR RELATED RIGHTS:The Tribe hereby leases to Lessees under thenew
         -----------------------
         Lease and to Arizona under the Amended Original Lease the auxiliary and related rights hereinafter set out (herein sometimes for convenience referred to as "Related Rights") as tenants in common, with the Lessees having the same respective interests therein under the New Lease set forth above in Section 2(b), and with Arizona being a tenant in common and having an undivided 27.58% interest in the Related Rights as lessee under the Amended Original Lease (in addition to its undivided 10.86% interest therein under the New Lease, as herein provided); and the Related Rights leased to Lessees under the New Lease and the related rights leased to Arizona under the Original Lease and retained by Arizona under the Amended Original Lease and shall be equal in time and priority. The Related Rights herein leased are rights to occupancy and possession of the real property hereinafter described and do not apply to or affect any Common Facilities heretofore constructed by Arizona on such real property pursuant to the Original Lease, or any Related Facilities hereafter constructed by Lessees on said real property pursuant to the New Lease and the Amended Original Lease.

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         (a)      The  right to  occupy  and use  Reservation  Lands in order to construct,  reconstruct,  install, operate, maintain, relocate
                  and remove (i)  diversion    works,   including   dams, wells,
                  pipelines, facilities and structures for diverting water, on the stream bed of the San Juan River within the Reservation Lands, in addition to diversion works in the Pumping Plant Site, in order to maintain diversion works in the Pumping Plant Site, in order to maintain diversions of water to the pumps installed on the Pumping Plant Site, in event of change in the location of the stream bed of the San Juan River; (ii) electric power and communication lines and facilities and access roads to the said new diversion works from other facilities of the Lessees; and (iii) pipelines, conduits and other structures and facilities which will conduct water from the San Juan River or from other sources to the Storage Lake.
         (b) the right to construct,reconstruct,install, operate, maintain, relocate and remove water lines across the Reservation Lands (in addition to those from the Pumping Plant Site) for

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
                  the purpose of transporting water for operation of the Enlarged Four Corners Generating Station, and the right of access thereto.
         (c) The right to construct, reconstruct, install, operate, maintain, relocate and remove a power line and a communication line from the Dam Site to the Pumping Plant Site. The location of said power line and communication line is within is within the real property shown and described on Amended Exhibit 13 hereof.
         (d) The right to construct, reconstruct, install, improve, operate, maintain, relocate and remove a water pipeline and access road from the Storage Lake to the Pumping Plant Site. The locations of said pipeline and access road are within the real property shown and described on Amended Exhibit 9 hereof.
         (e) The right to construct, reconstruct, improve, maintain, and relocate an access road extending from San Juan River bridge to the Amended Original Plant Site. The location of said access road is within the real property shown and described on Amended Exhibits 10 and 10A hereof.
         (f) The right to conduct, reconstruct, install, improve, operate, maintain, relocate and remove an access road, water pipelines

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                  andpower and communication lines extending from the Common and
                  Related Facilities Area to the Utah Mining Leased Lands. The location of said access road, water pipelines and power and communication lines is within the real property shown and described  on  Amended  Exhibit  11  hereof.
         (g)      The  right  to  construct,   reconstruct,   install,  operate,
                  maintain, relocate and remove water pipelines extending from the Common and Related Facilities Area to the Storage Lake to the Utah Mining Leased Lands. The location of said water pipelines is within the real property shown and described on Amended Exhibit 12 hereof.
         (h) The right to store water in the Storage Lake behind the dam located on the Dam Site; to flood and utilize Reservation Lands to the extent that will be required to store the water in the Storage Lake which can be contained behind the Dam, up to a maxim elevation of 5327.5 feet, with a maximum Storage Lake area of approximately 1288 acres (including the portions of the Storage Lake included in the Common and Related Facilities Area

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                  and the Dam Site),  the Storage Lake at such maximum  level to have substantially the contour line shown on Amended Exhibit 8 hereof; to use and draw down the water from, and to fill, refill and empty the Storage Lake; to fluctuate the level of the Storage Lake and the Storage Lake surface area; to take water from the Storage Lake into the Enlarged Four Corners Generating Station and to discharge water back into the Storage Lake at a higher temperature; to use the Storage Lake in any way required for operation of the Enlarged Four Corners Generating Station; to clean the Storage Lake surface; to take any action that Lessees may deem necessary for limiting or preventing undue seepage and for controlling, curtailing and removing debris, weed, vegetable, marine, insect and animal growths; to have access to all of the Storage Lake area for all of such previously described purposes; and to construct and maintain dikes and embankments to prevent flooding of roads and to make full use of the area described as Parcel B (all as shown on Amended Exhibit 8). Insofar as the Dam and Storage Lake will affect Reservation Lands subject to existing rights-of-way, to the extent the Tribe has the right to do so, the Tribe hereby leases to the Lessees the right to construct

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                  and  maintain  said Dam and Storage  Lake and confers upon the
                  Lessees whatever rights the Tribe may have with respect to construction and maintenance of a Dam and Storage Lake affecting Reservation Lands subject to such rights-of-way.
         (i) The right to dispose of waste water on the Reservation Lands by permitting waste water from the Enlarged Four Corners Generating Station to flow from the Ash Disposal Area into and along the Chaco wash; the right to construct, reconstruct, install, operate, maintain, relocate and remove pipelines, sluice works and other facilities for transporting of ashes, refuse products and waste water, and roads, from the Common and Related Facilities Area to the Ash Disposal Area. In addition to the Related Rights leased under this Section 4(i), the lease of the Ash Disposal Area to the Lessees shall include the right for the following uses, among others: the right to dispose of and dump thereon ashes, refuse products and waste water from the Enlarged Four Corners Generating Station; the right to

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                  construct,  reconstruct,  install, operate,  maintain, replace and remove roads, pipelines, sluice works, dikes, dams, canals, and other works and facilities for the storage and disposal of ashes, refuse products and waste water. Lessees will install such dikes, settling basins, or other facilities as are reasonably necessary to retain said ashes in the Ash Disposal Area. Appropriate and standard tests for determining the presence of contaminants in the waste water will be conducted by Lessees under the New Lease and Arizona under the Amended Original Lease, and reasonable steps will be taken by them to reduce such contaminants to an acceptable minimum.
         (j)      The  locations  and routes of the  facilities  referred  to in
                  Section 4(a) and (b), and of any ash, refuse product and waste water disposal facilities located outside of the Ash Disposal Area, and referred to in Section 4(i), shall be first submitted to and approved by the Tribe and the Secretary, and the Tribe agrees that it will not withhold its consent to any reasonable locations and routes. In the event additional or extended diversion works are constructed or installed in the

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
                  stream bed of the San Juan River within the Reservation Lands, other than on the Pumping Plant site, or facilities are constructed within the Chaco wash, a plat or plats showing the location thereof shall promptly be filled with the Secretary and with the Tribe.
         (k) All access roads outside the Leased Lands will be subject to being used by members of the tribe or its permittees in a normal manner not preventing the Lessees from making normal use of the roads; provided, however, that the Lessees are not obligated hereby to maintain such roads, except for maintenance made necessary by the use by the Lessees of such roads. In the event an access road shall be incorporated into the improved road system for the State of New Mexico or the Reservation Road System of the Bureau of Indian Affairs, so as to become open for public use, the Lessees will surrender their right-of-way and easement for such road. For heavy haulage during periods of construction, reconstruction, use, operation, maintenance, relocation and removal of Enlarged Four Corners Generating Station, in cases where use of the access roads hereinabove described is not practicable, the Lessees shall have the right to reasonable access across the Reservation Lands to the Leased Lands."

 6.      CONSENT TO GRANT OF RIGHTS-OF-WAY BY SECRETARY:
         Section 5 of the Supplemental Lease is hereby amended by adding the following Subsection (d):

         "(d) The Tribe hereby gives its consent to the amendment by the Secretary of any Exhibit to the ss. 323 Grant and the Arizona ss. 323 Grant required in order to conform said Exhibits with the Amended Exhibits to this Supplemental Lease covering both the New Lease and the Amended Original Lease." 7. RELOCATION
                  PROCEDURES:
         A new Section 6A is hereby added to the Supplemental Lease to read as follows:

         "6A.     RELOCATION OF NAVAJOS:
                  (a) Lessees shall comply with all existing and future rules and regulations, ordinances, and laws of the Tribe relating to relocation of individual Navajos and just compensation to individual Navajo permittees for impairment of their use areas as a result of Lessees' operations hereunder, including, but not limited to, the loss of or damage to traditional or customary grazing areas or area grazed under permit; the removal, relocation and/or replacement of people, buildings, hogans, and other structures; damages to livestock and crops; and other losses. In connection with the foregoing, Lessees shall pay such compensation as may be determined according to rules, regulations, ordinances, and laws of the Tribe and, in addition, shall (if required by such  rules,  regulations,  ordinances,  and
                        laws) pay or reimburse the administrative costs involved in determining, awarding, and implementing such compensation.
                  (b) Before commencing any activities on any portion of the leased premises, Lessees shall pay to Tribe all of the compensation required under this Section 6A for all individual Navajos entitled to compensation under this
                        Section  6A.  Lessees  shall  then  be  deemed  to  have
                        discharged its obligations to pay compensation to individual Navajos under this Section 6A. The individual Navajos entitled to compensation under this Section 6A may, at their option, either (a) immediately relocate and receive from the Tribe the funds to which they are entitled under this Section 6A or (b) remain on the leased premises until they are given notice to relocate by Lessees, at which time they shall be removed from the leased premises, and upon completion of such removal they shall receive from the Tribe the funds to which they are entitled under this Section 6A. Notwithstanding anything to the contrary herein, the Tribe shall not be required to pay any compensation to individual Navajos from funds other than those provided by Lessees under this Section 6A."

 8.      FUTURE RIGHTS-OF-WAY:
         A new Section 6B is hereby added to the Supplemental Lease to read as follows:

         "6B.     COMPENSATION FOR FUTURE RIGHTS-OF-WAY:
                  If during the remaining term of this Supplemental Lease any Lessee on behalf of itself or a joint venture project in which it is a participant applies to the Tribe for a permit or grant of right-of-way or easement to construct and operate an electric transmission line over or across Reservation Lands, if the Lessor in its sole discretion determines such right-of-way or easement should be granted, and if during the twelve-month period preceding the date of the application Lessees' fuel supplier has paid royalties to the Tribe on not less than six (6) million tons of coal sold to be Lessees, the amount of the initial and annually adjusted payment for said permit or grant of right-of-way or easement shall be determined in accordance with the formulas established as follows:

                  (a) For each such right-of-way or easement, Lessee shall pay the Secretary for the use and benefit of the Tribe a one-time payment computed on the basis of the following formula:

                            Ra1 = (R1) X (Ic1) WHEREIN:
                                         (Ib1)

                            R1  = The adjusted  one-time payment for
                                  such right-of-way or easement.

                           Ic1  = The final  quarterly  index of the Index
                                  of Implicit Price Deflators for Gross National Product (as presently published in Table 7.1-7.2 of the National Income and Product Tables, in publication by the United States Department of Commerce entitled Survey of Current Business, hereinafter referred to as "IPD") last published immediately preceding the date of the grant of the right-of-way or easement is effective, provided that in no event shall 1cl be less than the value of Ib1.
                            Ib1 = The  final  quarterly  index of IPD last
                                  published before the Effective Date.

                  (b) In addition to the payments set forth in (a) hereof, as consideration for each such right-of-way or easement, Lessee shall pay the Secretary for the use and benefit of the Tribe an annually adjusted payment of $10 per acre. The payment shall be calculated on the basis of the following formula:

                           Ra2 = (Ic1) X $10 WHEREIN:
                                 (Ib2)

                           Ra2 = The adjusted annual payment for each acre.

                           Ic2 = The final  quarterly  index of IPD
                                 last  published  preceding  the date
                                 each annual payment is due, provided
                                 that in no event shall Ic2 less than
                                 the value of Ib2.

                           Ib2 = The final  quarterly  index of IPD
                                 last published  before the Effective
                                 Date.

                  The foregoing formula shall not apply to renewals of or to rights-of-way or easements for which application was submitted to the Lessor before the effective date of Amendment No.1, nor to any rights-of-way or easements for which application is made by an entity, or joint venture project which will wholly own the transmission lines for which the application is made, and in which the Lessor, its political subdivisions, or its enterprises have an ownership interest.

 9.      RENTAL FOR ADDITIONAL LAND:
         Section 11 of the Supplemental Lease is hereby amended by adding the following Subsection (f):
         "(f) Pursuant to Section (b), 725.68 acres of additional land have been leased to Lessees by this Amendment No. 1, as additions to the Common and Related Facilities Area and the Ash Disposal Area, all as reflected on Amended Exhibits 5 and 6A, respectively. Said additions shall result in the following additional rental payments to the Tribe:
              (i) With respect to the addition to the Common and Related Facilities Area, an initial one-time payment of $35,206, payable by the Lessees on the Effective Date, said payment to be made as provided in Section 11(d) hereof.
              (ii) With respect to the  addition to the Ash Disposal  Area, an initial, one-time payment of $109,930, payable by Arizona on the Effective Date.
              (iii)With respect to the addition to Common and Related facilities
                   Area,a monthly rental of $146.70 effective for the first full month subsequent to the Effective Date and each month thereafter through December 31, 1985 to be paid by Lessees within thirty (30) days after the Effective Date, said payment to be made as provided in Section 11(d) hereof.
              (iv) With respect to the addition to the Ash Disposal Area, a monthly rental of $458.05 effective for the first full month subsequent to the Effective Date and each month thereafter through December 31, 1985 to be paid by Arizona within thirty
                   (30) days after the Effective Date.
               (v) With  respect to the  addition  to the Common and Related
                   Facilities Area, an annual rental of $1,760.30 for the twelve
                   (12) month period ending December 31, 1985, to be paid by the Lessees on or before January 1, 1985, said payment to be made as provided in Section 11(d) hereof.
              (vi) With respect to the  addition to the Ash Disposal  Area, an annual rental of $5,496.50 for the twelve (12) month period ending December 31, 1985, to be paid by Arizona on or before January 1.

             (vii) Annual payments thereafter with respect to (v) and (vi)
                   above shall be payable in advance on or before January 1 of each year and shall be calculated on the basis of the following formula:

                   Ra3  = (Ic3) X $1760.30,  and  45,496.50,
                           respectively, (Ib3) WHEREIN:

                   Ra3  = The  adjusted  annual  payment for
                          such additional leased land.

                   Ic3  = The final  quarterly  index of IPD
                          last  published  preceding  the date
                          each annual payment is due, provided
                          that in no event  shall  Ic3 be less
                          than the value of Ib3.

                   Ib3 = The final quarterly index of IPD last published before the Effective Date."

         The Tribe hereby waives its right to receive consideration and damages for the conforming amendments to the Arizona ss. 323 Grant and to the ss. 323 Grant, as provided in 25 C.F.R. ss.ss. 169.12 and 169.13.

 10.     LEASE RENTALS:
         Section 11(e) of the Supplemental Leases is hereby amended to read as follows:
               "(e) The lease rentals for the New Lease and the Amended Original Lease are to be in lieu of all taxes, assessments, levies, exactions or charges of any kind made or imposed by the Tribe, and the Tribe covenants that it will not tax or assess, in any manner whatever, directly or indirectly, the ss. 323 Grant, the Arizona ss. 323 Grant, the New Lease, the Amended Original Lease, or the property of the Lessees located on the Leased Lands or located on Reservation Lands pursuant to the Related Rights leased in the New Lease or Amended

         Original Lease, or Lessee's activities under the New Lease or Arizona's activities under the Amended Original Lease, or their ownership, construction, operation or removal of the Four Corners Project by Lessees, pursuant to the New Lease, or the Initial Four Corners Plant by Arizona under the Amended Original Lease, or the power generated thereon or the transmission, sale, or disposal of such power, their income, or otherwise, or the sale or delivery of fuel to the Lessees by the suppliers of their fuel, or the severance or extraction thereof by such suppliers (other than royalties provided in their leases from the Tribe) or the diversion or use of water; provided, however, that after July 6, 2001, the foregoing covenants shall lapse. By agreeing to the amended Section 11(e), the Tribe does not intend to ratify or otherwise reaffirm the provisions of Section 11(e) as amended, nor otherwise give any validity, effectiveness or scope to said provisions which they would not have as originally written. In addition, this amended Section 11(e) shall not prejudice or constitute a waiver of the right of the Tribe to contest the validity, applicability or enforceability of
         Section 11(e) as amended. Likewise, by agreeing to the amended Section 11(e), the Lessees do not intend to repudiate, invalidate or diminish the effectiveness, enforceability or scope of Section 11(e) as amended, except as specifically provided herein."

11.      WATER RIGHTS:
         Section 21 of the Supplemental Lease is hereby amended by adding the following sentence at the end of said Section:
                  "In the event the rights of the Tribe to take water from the San Juan River are quantified judicially or otherwise in a manner that impairs or adversely affects the ability of Lessees or of Arizona under said Permit 2838 to remove a supply of water from the San Juan River in sufficient quantities to meet the requirements of the Enlarged Four Corners Generating Station and the mining operations of Utah Mining, the Tribe hereby agrees not to interrupt or cause the interruption of said water supply and to sell to the Lessees an annual amount of water equal to the amount by which Permit 2838 is so impaired or adversely affected. The annual payment shall be calculated on the basis of $50 (in 1985 dollars) per acre foot per year adjusted annually on January 1 of the year following the Effective Date of Amendment No. 1 and each January 1 thereafter on the basis of the following formula:

                           R1 =     R(1+i)

                           Where:   R1 =  the adjusted rate per acre-foot per
                                          year for the current year;

                                    R  =  the adjusted rate per acre-foot per
                                          year for the previous year; and

                                    i  =  the 10-year constant maturity
                                          United States Treasury interest
                                          rate  for the year preceding the
                                          year the adjustment is made.

                  Nothing in this Supplemental Lease shall be construed or used as an admission against the interest of either the Tribe or Lessees in connection with any pending or future litigation or adjudication involving water rights in the basin of the Colorado River, the San Juan River or their tributaries."

12.      LABOR POLICY:
         Section 25 of the Supplemental Lease is hereby amended to read as follows:
         "25.     LABOR POLICY - PREFERENTIAL EMPLOYMENT OF INDIANS:
                  Lessee shall provide preference in employment to Indians living within or near the Reservation in connection with construction and operation of the facilities contemplated in this Supplemental Lease, all in accordance with the terms and provisions of the Letter Agreement relating to said employment which is attached hereto as Exhibit 15, as said Exhibit 15 may be amended from time to time in accordance with its terms."

13.      NAVAJO SCHOLARSHIPS:
         A new Section 51 is hereby added to the Supplemental Lease to read as follows:

         "51. NAVAJO SCHOLARSHIPS: Lessees shall contribute to a foundation to be established jointly by the Lessees and to the Tribe for a term of ten years of not less than TWENTY-FIVE THOUSAND DOLLARS ($25,000) annually, the first payment of which shall be made within thirty (30) days after the Effective Date, for the sole and exclusive purpose of providing scholarship aid to Navajo recipients. Said foundation shall be jointly administered by the Tribe's and Lessees' representatives. For the initial five years, 80% of such contributions shall be invested to generate future funds for scholarships and 20% may be used for direct scholarship aid to Navajo recipients. For the second five year period the joint administrators shall determine how the contributed funds are to be used. Such scholarships shall be awarded to recipients and used at colleges and universities as the joint administrators shall determine. Annual payments shall be calculated on the basis of the following formula:

                   AASP     =    (Ic4) X $25,000 WHEREIN:
                                 -----
                                 (Ib4)

                   AASP     =    The adjusted annual scholarship payment.

                   Ic4      =    The final  quarterly  index of IPD
                                 last  published  preceding  the date
                                 each annual payment is due, provided
                                 that in no event  shall  Ic4 be less
                                 than the value of Ib4.

                   Ib4      =    The final quarterly index of IPD las published
                                 before the Effective Date."

14.      SUPPLEMENTAL LEASE AND AMENDED ORIGINAL LEASE TO
         REMAIN IN EFFECT:
         Except as specifically amended herein, the Supplemental Lease and the Amended Original Lease shall remain in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the Parties havecaused this Amendment No. 1 to be signed in their behalf by their duly authorized officers as of this _____ day of __________, 1985.

                                THE NAVAJO TRIBE OF INDIANS

                                By:      ______________________________________
                                         /S/ Peterson Zah, Chairman
                                         Navajo Tribal Chairman


                                ARIZONA PUBLIC SERVICE COMPANY

                                By:      ______________________________________
                                         /S/

                                Title:   President

ATTEST:

/S/ Suzanne W. D
Secretary Associate

                                EL PASO ELECTRIC COMPANY

                                By:      ______________________________________
                                         /S/

                                Title:   Assistant Vice President

ATTEST:

/S/ Theta S. Fields
Secretary


                                PUBLIC SERVICE COMPANY OF NEW MEXICO

                                By:      /S/ J. L. Wilkins
                                         -----------------------------------

                                Title:   Senior Vice President, Power Supply

ATTEST:

/S/ D. E. Peckham
Secretary


                                SALT RIVER PROJECT AGRICULTURAL
                                IMPROVEMENT AND POWER DISTRICT

                                By:      ______________________________________
                                         /S/

                                Title:   Vice President

ATTEST:

-------------------------
/S/ Don E. Smith
Asst. Secretary

                                 SOUTHERN CALIFORNIA EDISON COMPANY

                                 By:      ______________________________________

                                 Title:   Vice President


ATTEST:

-------------------------
Secretary


                                 TUCSON ELECTRIC POWER COMPANY

                                 By:      ______________________________________
                                          /S/

                                 Title:   Senior Vice President


ATTEST:

-------------------------
/S/ Jean E. Kettlewell
Secretary


APPROVED this    25    day of     April   , 1985.


                                  UNITED STATES DEPARTMENT OF THE
                                  INTERIOR

                                  By:      /S/ Wilson Barber
                                         ---------------------------------
                                               Secretary by
                                               Navajo Area Director,
                                               Mr. Wilson Barber, Pursuant
                                               to the Commissioner's
                                               Redelegation Order 10
                                               BIAM, Section 3.1.

STATE OF ARIZONA            )
                            ) SS
COUNTY OF APACHE            )

         The foregoing instrument was acknowledged before me this 25 day of April, 1985, by PETERSON ZAH, Chairman of the Navajo Tribal Council of the Navajo Tribe of Indians, on behalf of the Navajo Tribe of Indians.

                                /S/ Linda A Scott
                                ------------------------------------------
                                    Notary Public


My Commission Expires:

/S/ My Commission Expires Feb. 14, 1988


STATE OF ARIZONA            )
                            ) SS
COUNTY OF MARICOPA          )

         The foregoing instrument was acknowledged before me this 18 day of March, 1985, by /S/ _________________________, President of ARIZONA PUBLIC
SERVICE COMPANY, a corporation, on behalf of said corporation.

                                     /S/
                                     ---------------------------------------
                                     Notary Public


My Commission Expires:

Nov. 13, 1986

STATE OF TEXAS                 )
                               ) SS
COUNTY OF EL PASO              )

         The foregoing instrument was acknowledged before me this  20th  day of
March   , 1985, by /S/      Joseph E. Wasiak     ,      Asst. Vice President
of EL PASO ELECTRIC COMPANY, a corporation, on behalf of said corporation.

                                             /S/ Cecilia R. Jyea
                                             --------------------------------
                                             Notary Public

My Commission Expires:

/S/ 7-3-85


STATE OF NEW MEXICO             )
                                ) SS
COUNTY OF BERNALILLO            )

         The foregoing instrument was acknowledged before me this 20th day of March 1985, by J. L. Wilkins, Senior Vice President, Power Supply of PUBLIC SERVICE COMPANY OF NEW MEXICO, on behalf of said corporation.

                                            /S/ Sherry Leeson
                                            ---------------------------------

                                            Notary Public


My Commission Expires:

July 1, 1988

STATE OF CALIFORNIA             )
                                ) SS
COUNTY OF LOS ANGELES           )

         The foregoing instrument was acknowledged before me this 21st day of March, 1985, by /S/ ____________________, Vice President, of SOUTHERN CALIFORNIA EDISON COMPANY, a corporation, on behalf of said corporation.


                                            /S/ Ven
                                            -------------------------------
                                            Notary Public


My Commission Expires:

Aug. 19, 1987


STATE OF ARIZONA                )
                                ) SS
COUNTY OF MARICOPA              )


         The foregoing instrument was acknowledged before me this 19th day of March, 1985, by Marcel J. Boulais & Don E. Smith, Vice President & Asst. Secretary of SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT, a political subdivision of the State of Arizona, on behalf of said SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT AND POWER DISTRICT.

                                            /S/ Ken Lynn M. Franszczak
                                            ------------------------------
                                            Notary Public

My Commission Expires:

Feb. 7, 1987

STATE OF ARIZONA       )
                       ) SS
COUNTY OF PIMA         )

         The foregoing instrument was acknowledged before me this 19th  day of
March    , 1985, H. A. Heim, Senior Vice President of TUCSON ELECTRIC POWER
COMPANY, a corporation, on behalf of said corporation.

                                            /S/ Katharine Snell
                                            ---------------------------------
                                            Notary Public

My Commission Expires:

November 4, 1986

EXHIBIT NOS. 1 - 13 are maps describing Four Corners Generating Station Plant site and related area adjacent to the plant.

                                 EXHIBIT NO. 15

                                  March 8, 1985

The Honorable Peterson Zah
Chairman
The Navajo Nation
Window Rock, AZ  86513

Dear Chairman Zah:

         Since 1962, when the Four Corners Generating Station became operational, Arizona Public Service Company ("APS") has been dedicated to the employment of Indians within the plant. We have made a concerted and consistent effort to adhere to and advance the concept of "Indian Preference," which can be demonstrated by the following statistics:

                                       1977           1984
                                    ---------       --------

Total Number of Indian Employees     312 (49%)     696 (65.7%)

         In addition, APS has made a significant contribution to the upward mobility of qualified Indians in numerous classifications, as evidenced by the following information:
                                       1977           1984
                                    ---------       --------

Maintenance Mechanics                 11 (41%)      66 (52%)
Journeyman Classification             20 (19%)     108 (45%)
Auxiliary Operators                   25 (61%)      50 (91%)
Control Operators                      6 (35%)      15 (63%)
First Line Supervisors                 3 (10%)      32 (36%)

         APS is committed to the continued pursuit of preferential employment of Indians at the Four Corners Generating Station pursuant to the provisions of this Lette Agreement, subject to any limitations contained in applicable provisions of the Labor Agreement in effect between APS and the I.B.E.W. Local Union No. 387. Qualifications for employment and promotion shall be determined by APS. In all instances, qualifications for positions will be job-related and nondiscriminatory, and will be reviewed on an ongoing basis to ensure validity and relevance of such qualifications. A list of the current positions is attached as Appendix A.

         In support of this commitment, APS proposes the following program to enhance the employment status of Indians:

The Honorable Peterson Zah
March 8, 1985
Page 2

 1.      Employment Preference

          A. Subject to meeting its established minimum qualifications, APS shall give preference in hiring and promotion to Indians whose qualifications are equal to or better than those of non-Indian Candidates.

          B. When hiring temporary student employees, preference will be given to Indians, where qualified.

 2.      Training

         Training Programs shall be designed and implemented where cost effective to enable the Four Corners Generating Station to meet its manpower requirements. With respect to training courses which may be implemented at the Four Corners Generating Station in the future, preferential selection will be extended to Indian candidates.

          A. Training courses APS has conducted at the Four Corners Generating Station in the past, including the following:

                  Auxiliary Operator             Power Plant Fundamentals
                  Basic Mechanics                Safety Training
                  Control Operator               Supervisory Skills
                  Lubeman                        Management Training
                  Mobile Equipment Training      Water Analyst
                                                 Welder

          B. With respect to training programs, APS will encourage its Indian employees to take advantage of such opportunities to enhance their upward mobility potential.

 3.      Promotions, Transfers and Work Force Reduction

          A. Performance Review: Preference shall be given to Indian employees with respect to reductions in force for performance review positions subject to job requirements, employee qualifications, and past work history. Should a transfer be desired by performance review employees and required by APS, preference shall be given to the best qualified Indian employee as provided in Paragraph 1 hereof, depending on the position into which the transfer is sought.

          B. Bargaining Unit: With respect to bargaining unit positions involved in promotions, transfers, reductions in force and

The Honorable Peterson Zah
March 8, 1985
Page 3

                  recalls, seniority establishing by the Labor Agreement will be the deciding factor where qualifications and physical fitness are substantially equal. However, if not in conflict with such Labor Agreement, such seniority shall first be applied to the Indian applicants or candidates. If after APS has met its preference obligations and no Indians are available, then seniority may be applied among the non-Indian applicants or candidates.

 4.      Grievance Procedure:

          A. Bargaining unit employees will utilize the Grievance Procedure agreed to between APS and I.B.E.W. Local Union No. 387.

          B. Performance review employees will utilize the established APS Equity Procedure to resolve grievances.

          C. APS shall make a good faith effort to negotiate with the I.B.E.W. to include a provision in the Labor Agreement requiring the inclusion of Navajo employees in the grievance procedure.

 5.      Hiring Notification, Recruiting and Advertising

          A. When it is necessary for APS to hire outside applicants to fill job openings, APS shall utilize Navajo personnel in its recruitment process and shall provide notification to the Navajo Nation and other agencies as indicated below. Such notifications shall state that preference will be given to qualified American Indians as provided in Paragraph 1 hereof, depending on the position being filled:

                  (i) Director of the Office of Navajo Labor Relations ("ONLR") in Window Rock, Arizona,

                  (ii) BIA Employment Assistance Offices in Window Rock and Farmington,

                  (iii) Farmington Inter-Tribal Organization,

                  (iv)  Denver National Indian Employment Resource Center, and

The Honorable Peterson Zah
March 8, 1985
Page 4

          B. When advertising is required for an outside hire, the following newspapers will be utilized in addition to others as appropriate:

                  (i)   Navajo Times, Window Rock, Arizona

                  (ii)  Gallup Independent, Gallup, New Mexico

                  (iii) Farmington Daily Times, Farmington, New Mexico

                  (iv)  Lake Powell Chronicle, Page, Arizona.

         C. APS will recruit Indian candidates at Northern Arizona University, University of Arizona, Arizona State University, University of New Mexico, and New Mexico State University, in addition to other educational institutions as appropriate.

 6.      Reporting

         The Four Corners Power Plant will report manpower and furnish a statistical breakdown by race of all new hires, promotions and transfers, on a quarterly basis to the ONLR.

 7.      Contractor/Hiring Preference

          A. Contractors will be required to agree that Indian preference will apply to employment at the Four Corners Generating Station. Contractors will be instructed to notify the Union Hall that Indians, where qualified and available, are to be dispatched before non-Indians.

          B. Contractors and APS shall not be responsible for dispatching of personnel by the Union Hall, but only for the proper notification of the Union Hall. Problems, if any, in dispatching, shall be addressed by the Navajo Nation to the Union Hall, rather than to contractors or APS. The parties shall use their best efforts to insure that job completion, productivity and/or costs will not be impacted by dispatching problems.

          C. Contractors will be instructed by APS to notify the ONLR as soon as practical (and to provide copies of such notice to APS) of anticipated manpower requirements and qualifications needed before placing a call to the Union Hall.

The Honorable Peterson Zah
March 8, 1985
Page 5

          D. Contractors will be required to report manpower monthly to ONLR (and provide copies of such reports to APS), indicating
                  numbers  of  Indians   and   non-Indians   personnel   by  job
                  classification.

 8.      Contractor/Vendor Preference

         APS shall give contracting preference to members of the Navajo Nation and Navajo firms, certified by the Commerce Department of the Navajo Nation, in all contract work to be performed on leased lands including but not limited to construction contracts, procurement and personal service contracts, provided that the requisite experience and competence to perform such contractual work and procure material and equipment of comparable quality and price in accordance with standard practices in the electric utility industry can be demonstrated. Subject to the foregoing, where two or more bids are received by APS for a given item of contractual work and where one of such bids is submitted by a member of the Navajo Nation or a certified Navajo Firm, such contract shall be awarded to such member of the Navajo Nation or Navajo firm, if their bids are equal to or less in price than the bids of non-members or uncertified firms and their qualifications are equal to or better than those of such non-members and firms. More specifically:

          A. APS shall extend preference to Indian contractors/vendors and where they are qualified and/or supply a quality product and are evaluated equal to or better than non-Indian contractor/vendor, the Indian contractor/vendor will be selected.

          B. All contractors/vendors must be qualified by APS before being placed on an approved bidders list. Qualification includes commercial and financial viability as well as product and/or service quality.

          C. Potential contractors/vendors should be directed to call the Four Corners Power Plant for an appointment to apply for consideration as a qualified bidder. Appointments are normally scheduled Tuesday, Wednesday, and/or Thursday 8:30 a.m.

The Honorable Peterson Zah
March 8, 1985
Page 6

                  through 3:00 p.m. The following is a general list of products and services utilized at Four Corners:

                     Products:                        Services:

                     Boiler equipment                 Mobile demineralizer
                     Turbine and auxiliary equip.     Landscaping
                     Safety items                     Weed control
                     Sanitary supplies                Temporary personnel
                     Paper products                   Truck scale maintenance
                     Personal consumable items        Survey and monitoring
                     Office supplies                  Contract labor
                     Furniture                        Sandblasting
                     Auto parts                       Non-destructive testing
                     Chemicals                        Painting
                     Fuels                            Scrubber coating
                     Fire equipment                   Exterminating
                     Hardware                         Office equipment repair
                     Bottle water                     Coal belt repair
                                                      Consulting work
                                                      Fence repair/installation
                                                      Janitorial service
                                                      Ash haul
                                                      Asphalting
                                                      Tire repair
                                                      Vacuum service
                                                      Elevator-crane inspection

         D. Goods and services shall be purchased on the basis of competitive bidding where practical. Invitations to bid will be issued to individuals and firms on the approved bidders list.

 9.      Community Programs

         APS will actively support community programs as they relate to the Four Corners Generating Station and Career Days/educational programs sponsored by schools located on the Navajo Reservation. These programs will be supported with printed materials, speakers, and audiovisual material as appropriate.

The Honorable Peterson Zah
March 8, 1985
Page 7

10.      Navajo Preference

         In the event the Navajo Nation secures a judgement upholding APS' right to grant "Navajo" as distinguished from "Indian" preference in employment, APS agrees thereafter to grant Navajo preference in employment in accordance with this Letter Agreement.

11.      Resolution of Disputes Between Parties

         In the event of a claimed breached of this Letter Agreement or a dispute between the parties arising out of this Letter Agreement, at the request of either the Chairman of the Navajo Nation or the President of APS, each of the parties shall submit to a compulsory minitrial for the resolution of any such claim or dispute.

         The purpose of the minitrial is to inform management representatives for the parties of the theories, strengths and weaknesses of the parties' respective positions so that the parties may amicably resolve the claim or dispute at issue.

          A. Business representatives of each of the parties empowered to decide the issues shall attend the minitrial to be conducted for one business day within 60 days after written notice of the claim or dispute is delivered to the other party at a mutually convenient location. In addition, an individual mutually selected by counsel for the parties will attend as a "neutral advisor."

          B. The fees and expenses of the neutral advisor shall be borne equally by the parties. Each of the parties shall otherwise pay its own costs.

          C. The neutral advisor shall be provided with copies of this Letter Agreement. Neither of the parties nor anyone on its behalf shall unilaterally approach, contact or communicate with the neutral advisor after his or her selection.

          D. Shortly after appointment of the neutral advisor, each of the parties shall in good faith attempt to agree to produce documents requested by the other party in as expeditious a manner as possible. The production of documents shall be subject to the successful negotiation by the parties of an acceptable arrangement regarding the protection of proprietary or other confidential information. In the event that after the minitrial the parties submit their dispute to litigation as provided in Subsection I below, the parties shall in good faith attempt to agree to the entry of an appropriate protective order with respect to the documents produced.

The Honorable Peterson Zah
March 8, 1985
Page 8

                  The neutral advisor will be required to be a party of any confidentiality agreement or protective order.

         E. Shortly after appointment of the neutral advisor, mutually agreed upon source material will be jointly sent to the neutral advisor to assist him/her in familiarizing him/herself with the basic issues of the case. Seven days before the minitrial is to be held, the parties shall exchange all exhibits they plan to use at the minitrial. Shortly before the scheduled minitrial, if the neutral advisor so suggests and if the parties agree, the neutral advisor may confer jointly with counsel for the parties to resolve any outstanding procedural questions. If the neutral advisor wishes to consult with the parties' technical experts on substantive issues prior or after the meeting, he/she may outline the general areas of inquiry and, on agreement by the parties, the neutral advisor may submit written questions to the parties' technical experts.

          F. Within three (3) days before the minitrial is to be held, the parties shall exchange and submit to the neutral advisor introductory statements which are not to be longer than ten 8-1/2" x 11" double-spaced pages.

          G. The presentations at the minitrial shall be informal, the time for which presentations will be equally divided between the parties. Rules of evidence will not apply. While permitted to ask clarifying questions, the neutral advisor shall not preside like a judge or arbitrator, nor have the power to limit the scope or substance of the Parties' presentations. The presentations will not be transcribed or recorded, but either of the parties may take notes of the proceedings.

          H. At the conclusion of the presentations and to the extent reasonable, the parties will make their business representatives available for discussions. If the parties are unable to resolve the disputes themselves based upon a good faith evaluation of the presentations, to assist the parties in further discussions, the neutral advisor will render his/her comments orally on the issues. Thereafter, the business representatives of the parties shall meet and be available for discussions at least once.

          I. In the event that upon conclusion of the minitrial the parties are unable to amicably resolve their disputes, each party shall be free to litigate such disputes in the courts of the United States. Litigation shall be limited to the issues considered at the minitrialan shall be conducted to the extent possible on the same terms as the minitrial. The parties agree to waive any applicable statute of limitations for three years following the minitrial defense with respect to subsequent litigation of these disputes between the parties.

The Honorable Peterson Zah
March 8, 1985
Page 9


         J. The advisory comments of the neutral advisor will be inadmissible for all purposes in this or any other dispute involving the parties.
12.      Term

         The program outlined herein will be in effect for a period of not less than four years. At any time following the anniversary of the fourth year, the terms of this Letter Agreement may be reopened by either Party, and upon reaching any new agreements, this Letter Agreement shall be amended without amending the Four Corners Plant Site Leases.

         If you approve our program as outlined herein, please indicate by signing in the space provided below and by returning this Letter Agreement to the undersigned.

                                         Sincerely,



                                         /S/ O. Mark De Michele
                                         ---------------------------

OMD:TEP/fp

Approved this _____ day of __________, 1985.



/S/ Peterson Zah, Chairman
The Navajo Nation

                                   APPENDIX A


*Accounting Clerk                                 *Industrial Nurse
*Accounting Specialist                            *Insp./Planner Mtc.
*Analyst Admin.                                    Inst. Repairman Journeyman
*Analyst Contract 4-C                             *Instructor - Ops., Mtc.
 Appren. Electrician                               Insulator Refractoryman
 Appren. Instr. Repairman                         *Inventory Control Analyst
 Appren. Mach.                                    *Inventory Control Specialist
*Auditor                                            Janitor
 Auto Mechanic                                    *Labor Relations Analyst
 Aux. Oper. Scrubber 4-5                           Laborer
*Betterment Specialist                             Lubeman
 Building Equipmentman                             Machinist Journeyman
*Chemical Analyst                                 *Manager 4-C Adm. Services
*Chemical Engineer                                *Manager 4-C Emp. Relations
*Computer Technician                              *Manager 4-C Engineering
*Cost Analyst                                     *Manager 4-C Power Plant
*Data Entry Operator                              *Material Analyst
*Designer                                         *Materials Foreman
*Electrical Engineer                               Mech. Pwr. Plt. Mtc.
 Electrician Journeyman                           *Mechanical Engineer
*Employee Relations Analyst                        Oper. Aux.
*Eng. Elec. Test Sr. 4-C                           Oper. Aux. Scrubber
*Eng. Mech. Bettermt.                              Oper. Aux. Trn.
*Eng. Mech. Test                                   Oper. Baghouse
*Eng. Mtc.                                         Oper. Control
*Environmental Technician                          Oper. Control Trn.
*Facilities Foreman                                Oper Scrubber 4-C
*Facilities Supervisor                             Painter
*Food Service Coordinator                         *Personnel Clerk
*Foreman Mtc. 4-C                                 *Placement Specialist
*Foreman Mtc. 4-C Overhaul                        *Placement Supervisor
  Foreman Mtc. 4-C SO2                            *Planner Scheduler
*Foreman Shift 4-C 1-2-3                          *Planning Expeditor
*Foreman Shift 4-C 4-5                            *Receptionist
*Foreman Shift 4-C Scrubber                       *Record Clerk
 Fuel Handler                                     *Safety Analyst
 Fuel Handler Trn.                                *Secretary
 Fuel Specialist                                  *Security Supervisor
 Helper Pwer. Plt. Mtc.                           *Shift Supv. 4-C 1-2-3
*Industrial Engineer                              *Shift Supv. 4-C 4-5

                                   APPENDIX A

*Shift Supv. Scrubber 4-C 4-5                     *Supv. 4-C Mech. 1-2-3
*Spec. Chemical Con. 4-C                          *Supv. 4-C Oper. 1-2-3
 Storekeeper                                      *Supv. 4-C Oper. 4-5
*Summer Employee                                  *Supv. 4-C Overhaul Mtc.
*Supply Expeditor                                 *Supv. 4-C Planning 1-2-3
*Supt. 4-C Elec. inst. Mtc.                       *Supv. 4-C Planning 4-5
*Supt. 4-C Mech. Mtc.                             *Supv. 4-C Planning SO2
*Supt. 4-C Mtc.                                   *Supv. 4-C Scrubber 1-2-3
*Supt. 4-C Oper.                                  *Supv. 4-C Scrubber 4-5
*Supt. 4-C Planning                               *Tech Computer Lead 4-C
*Supv. 4-C Accounting                             *Training Supervisor
*Supv. 4-C Betterment Eng.                         Truck Driver
*Supv. 4-C Betterment Eng.                         Utility Equipment Operator
*Supv. 4-C Chem. Measure                          *Utility Foreman
*Supv. 4-C Materials                               Warehouseman
*Supv. 4-C Mtc. E-I 1-2-3                         *Water Analyst
*Supv. 4-C Mtc. E-I 4-5                            Welder Chrome Mold
*Supv. 4-C Mtc. E-I SO2                            Welder Combination
*Supv. 4-C Mtc. Mech 4-5                          *Word Processing Operator
*Supv. 4-C Mtc. Mech SO2


--------------------
*Performance review employee

                                       A-2